EXHIBIT 3.3


(SEAL)    ROSS MILLER
          Secretary of State
          204 North Carson Street, Ste 1
          Carson City, Nevada 89701-4299
          (775) 684-6708
          Website:  secretaryofstate.biz


     Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)

                                   Filed in the office of   Document Number
                                    /s/ Ross Miller          20070487514-78
                                                            Filing Date and Time
                                   Ross Miller              07/17/2007   1:50 PM
                                   Secretary of State       Entity Number
                                   State of Nevada          E0075872006-2




USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation

    GREEN GOLD INC.


2. The articles have been amended as follows (provide article numbers, if available):

Article 1.  Name of corporation:  The name of the corporation is changed to:
EXTERRA ENERGY INC.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 6,928,550 out of 11,494,000


4.  Effective date of filing (optional):

                 (must not be later than 90 days after the certificate is filed)


5.  Officer Signature (Required):           X  James D. Romano, President
                                            ------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.

                                   Nevada Secretary of State AM 78385 Amend 2007
                                                             Revised on 01/01/07